NATIONAL
COMMERCE
CORPORATION

Reunion
Bank
OF FLORIDA

Acquisition of Reunion Bank of Florida by National Commerce Corporation (NCOM) July 8, 2015 Exhibit 99.2

NATIONAL COMMERCE CORPORATION
Reunion Bank OF FLORIDA

Presentation Disclosure

•
This presentation has been prepared by National Commerce Corporation
(“NCOM”) solely for informational purposes based on its own information, as well as information from public sources. This presentation has been prepared to assist interested parties in making their own evaluation of NCOM and does not purport to contain all of the information that may be relevant. In all cases, interested parties should conduct their own investigation and analysis of NCOM and the information included in this presentation or other information provided by or on behalf of NCOM.
•
This presentation does not constitute an offer to sell, nor a solicitation of an offer to buy, any securities of NCOM by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.
•
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities of NCOM or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense.
•
Except as otherwise indicated, this presentation speaks as of the date hereof.
The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of NCOM after the date hereof.
•
This presentation includes industry and market data obtained from independent industry publications, third-party studies and surveys, filings of public companies in our industry and internal company surveys prepared for other purposes.
Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. NCOM has not independently verified the accuracy or completeness of the information obtained from these sources, and this information could prove to be inaccurate. Forward-
looking information obtained from these sources is subject to the same qualification and the additional uncertainties regarding the other forward-looking statements in this presentation.

NATIONAL
COMMERCE
CORPORATION
Reunion Bank
OF FLORIDA

Certain statements in this presentation are forward-looking statements that reflect our current views with respect to, among other things, future events and financial performance. In some cases, you can identify forward-looking statements by use of words such as “outlook,” “believe,” “expect,”
“potential,” “continue,” “may,” “might,” “will,” “should,” “could,” “seek,” “approximately,” “predict,”
“intend,” “plan,” “estimate,” “anticipate,” “target,” “project,” “forecast,” “shall,” “contemplate,”
“probably,” or the negative version of those words or other comparable words. Any forward-looking statements contained in this presentation are based upon our historical performance and on our current plans, estimates, and expectations in light of information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy, and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements.
You should not place undue reliance on any forward-looking statement. There are or will be important factors that could cause our actual results to differ materially from those indicated by forward-looking statements, including, but not limited to, the following:
•
an economic downturn, especially one affecting our core market areas;
•
the occurrence of various events that negatively impact the real estate market, since a significant portion of our loan portfolio is secured by real estate;
•
difficult or unfavorable conditions in the market for financial products and services generally;
•
interest rate fluctuations, which could have an adverse effect on our profitability;
•
external economic factors, such as changes in monetary policy and inflation or deflation, which may have an adverse impact on our financial condition;
•
costs arising from the environmental risks associated with making loans secured by real estate;
•
continued or increasing competition from other financial services providers, many of which are subject to different regulations than we are;
•
losses resulting from a decline in the credit quality of the assets that we hold;
•
inadequacies in our allowance for estimated loan losses, which could require us to take a charge to earnings and thereby adversely affect our financial condition;
•
inaccuracies or changes in the appraised value of real estate securing the loans that we originate, which could lead to losses if the real estate collateral is later foreclosed upon and sold at a price lower than the appraised value;
•
the costs of integrating Reunion’s operations, which may be greater than expected;
•
challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services;
•
a lack of liquidity resulting from decreased loan repayment rates, lower deposit balances, or other factors;
•
restraints on the ability of NBC to pay dividends to us, which could limit our liquidity;
•
occurrences in the transportation and automotive parts and services industry that negatively impact our factoring business, which is concentrated in such industry;
Forward-Looking Statements
•
the loss of our largest loan and depositor relationships;
•
limitations on our ability to lend and to mitigate the risks associated with our lending activities as a result of our size and capital position;
•
additional regulatory requirements and restrictions on our business, which could impose additional costs on us;
•
increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;
•
a failure in the internal controls we have implemented to address the risks inherent to the business of banking;
•
inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance;
•
the departure of key members or our management personnel;
•
failures or interruptions in our information technology systems;
•
unauthorized access to nonpublic personal information of our customers, which could expose us to litigation or reputational harm;
•
disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions;
•
the occurrence of adverse weather or manmade events, which could negatively affect our core markets or disrupt our operations;
•
an increase in FDIC deposit insurance assessments, which could adversely affect our earnings; and
•
an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies.
The factors identified above should not be construed as an exhaustive list of factors that could affect our future results and should be read in conjunction with the other cautionary statements that are included in the Company’s most recent Annual Report on Form 10-K, including those factors described under the headings of “Risk Factors” and “Special Note Regarding Forward-
Looking Statements.” The forward-looking statements made in this presentation are made only as of the date of this presentation. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments, or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-
looking statements. We caution that you should not place undue reliance on any of our forward-
looking statements. You should specifically consider the factors identified in this presentation and our SEC filings that could cause actual results to differ before making an investment decision to purchase our common stock. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

NATIONAL COMMERCE CORPORATION
Reunion Bank of Florida

Overview of Pro Forma Franchise
Dollars in millions unless otherwise noted
Source: SNL Financial
(1)
Excludes purchase accounting adjustments; financial data as of 3/31/15
(2)
Excludes purchase accounting adjustments; deposit data as of 6/30/14
(3)
Percentages represent deposits attributable to that market; deposit data as of 6/30/14
Pro Forma Branch Footprint
Huntsville
Birmingham
Tuscaloosa
Mobile
Tallahassee
Orlando
Decatur
Vero Beach
Auburn
Daytona
Beach
St. Augustine
Tampa
NCOM Standalone
Reunion + NCOM
Reunion Bank of
Florida Branch (4)
National Bank of
Commerce Branch (15)
Pro Forma Highlights
(1)
Attractive opportunity that fits our acquisition
strategy and target markets
Quality community bank with proven management
team with local ties to the community and who views
us as a partner rather than an exit strategy
I-4 corridor
Total Assets
$1.5
bn
Gross Loans
$1.1
Total Deposits
$1.2
Branches
19
Entrance into new attractive markets
Volusia County (56%)
(3)
Lake County (32%)
(3)
St. Johns County (12%)
(3)
Deposit Composition by State
(2)
77%
AL
$668
FL
$203
23%
AL
$668
60%
FL
$439
40%

NATIONAL COMMERCE CORPORATION
Reunion Bank OF FLORIDA

Data as of 3/31/15
(1)
Based on NCOM’s price per share of $24.46 as of 7/6/15 and Reunion’s common shares outstanding of 2,301,773 and in-the-money options outstanding of 286,343; assumes options will be rolled over per the terms of the definitive agreement
(2)
Based on NCOM’s price per share of $24.46 as of 7/6/15 and an exchange ratio of 0.7273x; cash consideration per share is fixed at $16.00 per share
(3)
Based on Reunion’s tangible book value per share of  $11.44 as of 3/31/15
(4)
Based on NCOM’s 9,438,541 common shares outstanding as of 3/31/15
Transaction Terms
Acquiror
Seller
Consideration Mix
Exchange Ratio
Aggregate Transaction
Value
Expected Closing
National Commerce Corporation (Nasdaq: NCOM) through its subsidiary, National
Bank of Commerce
Reunion Bank of Florida (Private)
80% Stock / 20% Cash
0.7273x
$42.3 million
(1)
4
Quarter
2015
Reunion Pro Forma
Ownership
12.4%
(1)(4)
Required Approvals
Reunion shareholder vote and customary regulatory approvals
Price / Tangible Book
Value (%)
152%
(3)
Deal Value Per Share
$17.43 per share
(2)
Board Representation
1 Board seat for a current Reunion Board member
th

NATIONAL COMMERCE CORPORATION
Reunion Bank OF FLORIDA

Transaction Rationale

Strategic
Rationale
Financially
Attractive
Low Risk
Strategic expansion of our Florida franchise
Successful management team with strong ties to the local community
Complementary cultures with similar philosophies
Ability to leverage successful loan production with a larger platform
Contractually retained four top members of management and lenders for a minimum of three years
Immediately EPS accretive once cost savings are fully realized
Manageable initial tangible book dilution earned back within 4.0 years
Pro forma capital ratios to remain well capitalized
Extensive due diligence completed by senior NCOM team
All segments of loan portfolio reviewed; approximately 74% coverage of total portfolio
Limited integration risk due to merger experience of senior NCOM team in Florida and strength of local management team

NATIONAL COMMERCE CORPORATION
Reunion Bank of Florida

Credit Due Diligence
Credit Due Diligence Process
—
Reunion has no OREO properties
—
No watchlist
items greater than $1.5 million in balance
Experienced credit review team of 8 NCOM bankers, including senior management
Spent four days on-site
Credit team reviewed 74% of Reunion’s loan portfolio
—
100% of the top 50 relationships by loan size
—
100% of watchlist
and criticized loans
—
97% of real estate loans greater than $500 thousand
—
88% of C&I greater than $300 thousand
Conservative estimated loan mark of ~2.5%
Comprehensive review process of Reunion’s loans and watchlist items

NATIONAL COMMERCE CORPORATION
Reunion Bank of Florida

Expected Financial Impact
Assumptions / Current Estimates
Financial Impact

~$5.5 million loan credit mark
~15% in cost savings
~$4.5 million after-tax in one-time transaction costs
Core Deposit Intangible of 2.0% of Reunion’s
transaction accounts
Revenue synergies identified, but none assumed
Immediate EPS accretion upon realization of cost
savings
Tangible
book
value
earnback
within
4.0
years
(1)
Pro forma capital ratios will remain well capitalized
(1)
Tangible book value earnback period calculated as the estimated time period, on a pro forma basis for this transaction, inclusive of purchase accounting adjustments and merger related changes, to be equal to projected standalone tangible book value exclusive of this transaction

NATIONAL COMMERCE CORPORATION

Reunion Bank OF FLORIDA

Benefits to Reunion’s Stakeholders

Shareowners
Customers
Employees
Investment provides opportunity for improved shareowner return
NCOM public currency provides Reunion shareowners a convenient liquidity option
Improved operating efficiencies through economies of scale
Diversifies revenue stream and geographic footprint
Both banks operate under a community banking model
Retaining “Reunion” franchise name as “a division of National Bank of Commerce”
Ability to provide enhanced products and services
Larger capital base and expanded product set allows for opportunities to attract additional customers
Convenience of expanded branch network throughout central and northeast Florida and Alabama
Similar cultures align with business strategy
Continuity of local management
No branch overlap leads to superior retention
Larger organization provides additional opportunities for career advancement
Expanded employee benefits

NATIONAL COMMERCE CORPORATION
Reunion Bank OF FLORIDA

Summary

Strategic expansion into attractive Florida markets
Financially attractive for our shareowners
Significant potential for operating synergies
Similar culture and emphasis on strong asset quality

Appendix

NATIONAL COMMERCE CORPORATION

Reunion Bank OF FLORIDA

Reunion Bank of
Florida Branch (4)
National Bank of
Commerce Branch (15)

Overview of Reunion Bank of Florida
Dollars in millions
Source: SNL Financial; data as of or for the three months ended 3/31/15
Pro forma map excludes NCOM’s Alabama branch footprint
(1)
Nonperforming assets inclusive of nonaccrual loans, performing TDR’s and OREO
(2)
Deposit data as of 6/30/14
Reunion Bank of Florida
Pro Forma Footprint
Deposits by County
(2)
Orlando
Vero
Beach
Daytona
Beach
St. Augustine
Tampa
Balance Sheet ($mm)
Assets
$272
Loans
212
Deposits
245
Tangible Common Equity
26
Loans / Deposits
86.4
%
Asset Quality
NPAs
(1)
/ Loans + OREO
0.93
%
Loan Loss Reserves / Gross Loans
1.01
Profitability
ROAA
0.72
%
Net Interest Margin
3.66
Efficiency Ratio
69.1
Capital Ratios
TCE / TA
9.68
%
Leverage Ratio
9.71
Tier 1 Capital Ratio
11.86
Total Capital Ratio
12.83
Volusia
56%
Lake
32%
St.
Johns
12%

NATIONAL COMMERCE CORPORATION
Reunion Bank OF FLORIDA

Attractive Markets of Operation

Source: SNL Financial, U.S. Census Bureau, Lakecounty.gov, Volusia.org, St. Johns County Chamber of Commerce, Neighborhoodscout.com
Market Highlights
’15 –
’20 Projected Population Growth (%)
—
Largest industries include healthcare, retail, construction, and tourism
—
Home to seven hospitals
—
~55% labor force growth since 2000
—
~70% increase in residential building permits from ‘13 to ‘14
—
Labor force has grown over 45% in the last 10 years
—
43% of the population has a bachelor's degree or higher
compared to 27% in the state of Florida
Accolades and Attractions
’15 –
’20 Projected Median HHI Growth (%)
2020 Projected Median HHI ($)
St.
Johns
Top 20 Fastest
Growing
Counties in the
US
St.
Johns
#2 Best School
System in
Florida
3.8%
5.8%
10.4%
Volusia
Lake
St. Johns
2.5%
0.7%
1.4%
Volusia
Lake
St. Johns
$42,066
$43,540
$63,757
Volusia
Lake
St. Johns
Volusia County
Lake County
St. Johns County

CAGR: 20%

CAGR: 24%

CAGR: 21%

NATIONAL COMMERCE CORPORATION
Reunion Bank OF FLORIDA

Reunion’s Strong Growth

Dollars in millions
Source: SNL Financial
Asset Growth
Loan Growth
Deposit Growth
$0
$75
$150
$225
$300
$125
$167
$190
$245
$277
$272
2010
2011
2012
2013
2014
Q1
'15
$86
$123
$135
$168
$205
$212
$0
$60
$120
$180
$240
2010
2011
2012
2013
2014
Q1 '15
$86
$123
$135
$168
$205
$212
$0
$60
$120
$180
$240
2010
2011
2012
2013
2014
Q1 '15

NATIONAL COMMERCE CORPORATION
Reunion Bank OF FLORIDA

Pro Forma Loan and Deposit Composition
Source: SNL Financial
Data as of 3/31/15
(1)
Excludes purchase accounting adjustments
NCOM
Pro Forma
(1)
Reunion
Loan
Portfolio
Composition
Deposit
Portfolio
Composition
Non Owner
Occupied CRE
$46
22%
Owner
Occupied CRE
$56
26%
C&I
$26
12%
C&D
$31
14%
1-4 Family
$44
21%
Consumer and
other
$6
3%
Multifamily
$3
2%
Non Owner
Occupied CRE
$258
23%
Owner
Occupied CRE
$191
17%
C&I
$150
13%
Factored
Receivables
$70
6%
C&D
$121
11%
1-4 Family
$291
25%
Consumer and
other
$40
3%
Multifamily
$28
2%
Demand
Deposits
$233
23%
NOW
$159
16%
Money Market &
Savings
$404
40%
Retail Time
Deposits
$68
7%
Jumbo Time
Deposits
$138
14%
Demand
Deposits
$55
23%
NOW
$3
1%
Money Market &
Savings
$94
38%
Retail Time
Deposits
$28
11%
Jumbo Time
Deposits
$66
27%
Demand
Deposits
$287
23%
NOW
$161
13%
Money Market &
Savings
$498
40%
Retail Time
Deposits
$95
8%
Jumbo Time
Deposits
$204
16%
Non Owner
Occupied CRE
$211
23%
Owner
Occupied CRE
$135
14%
C&I
$123
13%
Factored
Receivables
$70
7%
C&D
$90
10%
1-4 Family
$247
26%
Consumer and
other
$33
4%
Multifamily
$25
3%

NATIONAL
COMMERCE
CORPORATION

Reunion
Bank
OF FLORIDA

Reunion Bank of Florida Historical Financials

Dollars in thousands
Source: SNL Financial
Twelve Months Ended
Three Months Ended
December 31,
December 31,
December 31,
December 31,
March 31,
2011
2012
2013
2014
2015
Balance Sheet
Total Assets
$167,351
$190,334
$244,604
$276,507
$272,167
Total Loans
122,948
135,026
167,776
204,500
211,938
Deposits
151,015
168,081
222,569
250,092
245,304
Tangible Common Equity
16,257
22,067
21,738
25,933
26,333
Loans/ Deposits
81.4
80.3
75.4
81.8
86.4
Performance Measures
Net Income as Reported
$559
$1,665
$1,414
$1,587
$483
ROAA
0.38
%
0.91
%
0.66
%
0.62
%
0.72
%
ROAE
3.56
8.80
6.54
6.62
7.39
Net Interest Margin
3.70
3.66
3.63
3.67
3.66
Efficiency Ratio
80.5
70.3
68.0
68.0
69.1
Full-Time Employees

44

Capitalization
Tang Common Equity / Tang Assets
9.71
%
11.59
%
8.89
%
9.38
%
9.68
%
Leverage Ratio
9.15
11.05
10.36
9.38
9.71
Tier 1 Capital Ratio
10.40
13.33
11.85
11.15
11.86
Total Capital Ratio
11.42
14.19
12.67
12.04
12.83
Asset Quality
NPAs / Total Assets
1.44
%
0.96
%
0.43
%
0.37
%
0.72
%
NPAs / Loans + OREO
1.97
1.35
0.63
0.50
0.93
Reserves / Total Loans
1.18
1.01
0.99
1.01
1.01
NCOs / Average Loans
0.00
0.49
0.16
0.09
0.01